Exhibit 99.1

Timber Pharmaceuticals Announces Completion of Patient Enrollment in Phase 2b CONTROL Study Evaluating TMB-001 in Congenital Ichthyosis

- Company plans to ask for end-of-Phase 2 meeting with FDA by end of 2021 -

Basking Ridge, N.J., May 26, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that it is completing patient enrollment in the Phase 2b CONTROL study evaluating TMB-001, a topical pharmaceutical composition of isotretinoin, in patients with moderate to severe subtypes of congenital ichthyosis (CI) on May 31, 2021 in order to move forward with Phase 3 trial planning.

“Based on the positive safety and efficacy data from our unblinded Phase 2a program and feedback from investigators in our Phase 2b CONTROL study on the results achieved in many of the 35 enrolled subjects, we feel we are in a strong position to end enrollment early (trial originally planned for 45 subjects) so that we can prepare for our pivotal Phase 3 study, starting by requesting end of Phase 2 meetings with the U.S. Food and Drug Administration (FDA) and global health authorities in the near future,” said Alan Mendelsohn, M.D., Chief Medical Officer of Timber. “People living with CI have significant unmet treatment needs and we are taking this step in a continued effort to advance the development of TMB-001 as quickly as possible for this rare orphan disease community.”

CI is a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. People living with CI may have limited range of motion, chronic itching, an inability to sweat normally, high risk of secondary infections, and impaired eyesight or hearing. The management of CI is a life-long endeavor, which remains largely symptomatic and commonly focused on reducing scaling and/or skin lubrication with both systemic and topical treatments.

In 2018, the FDA awarded TMB-001 a $1.5 million grant to support Phase 2a and Phase 2b clinical trials through its Orphan Products Clinical Trials Grant program. Timber expects to announce top line results from the Phase 2b CONTROL study in the fourth quarter of 2021 and is planning for an end-of-Phase 2 meeting with the FDA by the end of the year.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.

John Koconis

Chairman and Chief Executive Officer

jkoconis@timberpharma.com

Investor Relations:

Stephanie Prince

PCG Advisory

(646) 863-6341

sprince@pcgadvisory.com

Media Relations:

Adam Daley

Berry & Company Public Relations

(212) 253-8881

adaley@berrypr.com